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                                                                     Exhibit 4.2

                          By-laws of the Registrant

                              AMENDED AND RESTATED
                                   BYLAWS OF
                           CARDINAL BANCSHARES, INC.

                                   ARTICLE I

                                    OFFICES

     The principal office of the corporation in the State of Kentucky shall be located at 400 East Vine Street, Suite 300, Lexington, Kentucky. The corporation may have such other offices, either within or without the State of Kentucky, as the business of the corporation may require from time to time.

     The registered office of the corporation may be, but need not be, identical with the principal office in the State of Kentucky and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Thursday of April beginning with the year 1989 at the hour of 9:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or a legal holiday, such meeting shall be held on the next secular day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chief executive officer, the president, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the shares entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Kentucky as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

     A waiver of notice signed by all shareholders may designate any place, either within or without the State of Kentucky, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the office of the corporation in the State of Kentucky, except as otherwise provided in Section 5 of this article.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors of the corporation may close its stock transfer books for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose for a period not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the transfer books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less


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than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first date on which a resolution of the Board of Directors declaring such dividend or fixing the date for such meeting of shareholders is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or stock transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in- fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted on three years from the date of its execution.

     SECTION 10. VOTING OF SHARES. Subject to the provisions of the Articles of Incorporation, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The rights of classes of shares other than common shall be as set forth in the stock certificate.

     SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a


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meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The exact number of Directors to be elected by the Shareholders shall be determined by the Board of Directors from to time to time; provided, however, that no decrease in the number of Directors shall operate to shorten the term of any incumbent Director. In the event the number of Directors is increased, that number of Directors shall be within the limit specified in the Articles of Incorporation. The Board of Directors may elect a Director to serve in the vacancy created by an increase in the number of Directors, which Director shall serve until the next meeting of Shareholders at which Directors are elected. Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualifies for the office, whichever period is longer. Directors need not be residents of Kentucky, nor need they be holders of any shares of the capital stock of the Corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within or without the State of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer, the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notices delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully


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called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending these Bylaws.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 9. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

     SECTION 10. INFORMAL ACTION. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. CLASSES. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, one or more vice

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presidents, a treasurer, a secretary, and such other officers, including a general manager, whose duties may be fixed from time to time by the Board of Directors, as may be provided by the Board of Directors and elected in accordance with the provisions of this article. The Board of Directors may also create the offices of one or more assistant treasurers and assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except if the corporation has more than one shareholder the office of president and secretary may not be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the shareholders and of the Board of Directors. He shall have the authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in general shall perform all duties incident to the office of the chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation; and shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. PRESIDENT. The president shall be the chief operating officer and in general supervise and control the day to day business and affairs of the corporation. He may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of



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the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 8. VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     SECTION 9. TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; [b] in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

     SECTION 10. SECRETARY. The secretary shall: [a] keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; [d] keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; [e] sign with the president, or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; [f] have general charge of the stock transfer books of the corporation; [g] in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums


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and with such sureties as the Board of Directors shall determine.  The assistant secretaries, as and if authorized by the Board of Directors, may sign with the president or vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

     SECTION 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                      CONTRACTS LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented



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thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. No certificate shall be issued for any share until such share is fully paid.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the corporation shall be the calendar year.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the State of Kentucky, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                              AMENDMENT OF BYLAWS

     The Board of Directors may alter, amend or rescind the bylaws, subject to the right of the shareholders to repeal or modify such actions.

                                  CERTIFICATE

     It is hereby certified that on this date we are, respectively, the duly elected and qualified president and secretary of Cardinal Bancshares, Inc., and that as of the 16th day of July, 1992, the foregoing Bylaws were amended by unanimous action of the board.





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                                           /s/ John S. Penn
                                           -----------------------------
                                           John S. Penn, President


/s/ Carolyn Gabriel
-------------------------------
Carolyn Gabriel, Secretary



























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                      RESOLUTION OF THE BOARD OF DIRECTORS
                          OF CARDINAL BANCSHARES, INC.
                   FOR ADOPTION OF AN AMENDMENT TO THE BYLAWS

        WHEREAS, the Board of Directors deems it advisable to amend the Corporation's bylaws as set forth below;

        BE IT RESOLVED, that the Board of Directors hereby approves the following Amendment to Article II, Section 1 of the Corporation's bylaws, which shall be amended in its entirety to read as follows:

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Thursday of May beginning with the year 1994 at the hour of 9:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or legal holiday such meeting shall be held on the next secular day. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

        RESOLVED FURTHER, that the bylaws be amended and restated to include the Amendment to Article II, Section 1.




It is hereby certified that on this date, January 29, 1994, the foregoing Amendment to Article II, section I of the Corporation's Bylaws was unanimously adopted by action of the board.


                                    /s/ Carolyn L. Gabriel
                                    ---------------------------
                                    Carolyn L. Gabriel
                                    Corporate Secretary




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